UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D Iveagh Court Harcourt Road Dublin 2 Ireland	0D02 VH94
(Address of principal executive offices)	(Zip Code)

(353)(1) 2546200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	ALLE	New York Stock Exchange
3.500% Senior Notes due 2029	ALLE 3 1⁄2	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, at the Annual General Meeting of Shareholders (the “AGM”) of Allegion plc (the “Company”), the Company’s shareholders approved the Allegion plc Incentive Stock Plan of 2023 (the “Plan”), which was previously adopted by the Company’s Board of Directors (the “Board”), subject to shareholder approval. The Plan provides for potential grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs, (iii) share appreciation rights, (iv) restricted share awards, (v) restricted share units, and (vi) other share-based awards to key employees and directors of the Company and its affiliates. The total number of ordinary shares in the capital of the Company which may be issued under the Plan is 2,675,000, plus any additional shares which may become available again under certain provisions of the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the AGM, the shareholders of the Company:

(1)	elected all nine of the Company’s nominees for director;

(2)	approved, on an advisory (non-binding basis), the compensation of the Company’s named executive officers;

(3)	approved the Allegion plc Incentive Stock Plan of 2023;

(4)

ratified the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and authorized the Audit and Finance Committee of the Board to set the independent registered public accounting firm’s remuneration;

(5)	renewed the Board’s existing authority to issue shares under Irish law; and

(6)	renewed, as a special resolution, the Board’s existing authority to issue shares for cash without first offering shares to existing shareholders.

Shares were voted on these proposals as follows:

Proposals 1(a)-(i). Election of nine (9) director nominees for one-year terms beginning at the AGM and expiring at the Company’s 2024 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified:

	Nominees	For	Against	Abstain	Broker Non-Vote
(a)	Kirk S. Hachigian	70,492,729	3,121,628	103,202	4,623,479

(b)	Steven C. Mizell	64,497,265	9,117,229	103,065	4,623,479

(c)	Nicole Parent Haughey	72,282,076	1,335,117	100,366	4,623,479

(d)	Lauren B. Peters	72,279,087	1,338,839	99,633	4,623,479

(e)	Ellen Rubin	73,340,532	276,606	100,421	4,623,479

(f)	Dean I. Schaffer	72,251,368	1,360,876	105,315	4,623,479

(g)	John H. Stone	73,421,733	195,196	100,630	4,623,479

(h)	Dev Vardhan	72,343,505	1,272,350	101,704	4,623,479

(i)	Martin E. Welch, III	72,248,637	1,365,656	103,266	4,623,479

Proposal 2. Approval of the compensation of the Company’s named executive officers on an advisory (non-binding) basis:

For	Against	Abstain	Broker Non-Vote
57,974,648	9,911,132	5,831,779	4,623,479

Proposal 3. Approval of the Allegion plc Incentive Stock Plan of 2023:

For	Against	Abstain	Broker Non-Vote
69,138,624	4,391,709	187,226	4,623,479

Proposal 4. Ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm and authorization of the Audit and Finance Committee of the Board to set the independent registered public accounting firm’s remuneration for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Vote
77,598,770	479,843	262,425	-

Proposal 5. Approval of renewal of the Board’s existing authority to issue shares under Irish law:

For	Against	Abstain	Broker Non-Vote
68,904,951	9,372,593	63,494	-

Proposal 6. Approval of renewal of the Board’s existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution under Irish law):

For	Against	Abstain	Broker Non-Vote
77,938,458	310,758	91,822	-

Item 8.01         Other Events.

On June 8, 2023, the Board replenished the funds available for the repurchase of the Company’s ordinary shares under its existing share repurchase program and, as a result, authorized the repurchase of a total amount of up to $500 million of the Company’s ordinary shares under the program. Share repurchases may be made from time-to-time in open market, accelerated stock repurchase or privately negotiated transactions, including pursuant to one or more Rule 10b5-1 trading plans. The timing and manner of any share repurchase and the actual number of ordinary shares repurchased will be determined at the discretion of management based on a variety of factors, including, among others, the Company’s stock price, corporate and regulatory requirements, and other general market and economic conditions.

Item 9.01         Financial Statements and Exhibits.

Exhibit	Description

10.1

Allegion plc Incentive Stock Plan of 2023 (incorporated herein by reference to Annex A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date: June 8, 2023	/s/ Eric Gunning

Name: Eric Gunning Title: Secretary